SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[  ]     Preliminary Proxy Statement
[  ]     Confidential, for Use of the Commission Only (as permitted by
          Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        First Financial Bankshares, Inc.
                (Name of Registrant As Specified in its Charter)

    ________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1)and 0-11.

         (1)      Title of each class of securities to which
                    transaction applies: ___________

         (2)      Aggregate number of securities to which
                    transaction applies: ___________

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $___________

         (4)      Proposed maximum aggregate value of transaction: $___________

         (5)      Total fee paid: $___________

[ ]      Fee paid previously with preliminary materials:  $_____________
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:  $___________

         (2)      Form, Schedule or Registration Statement No.: ___________

         (3)      Filing Party: _________________________________

         (4)      Date Filed:   _________________________________

                        FIRST FINANCIAL BANKSHARES, INC.
                                 400 Pine Street
                              Abilene, Texas 79601
                                 (915) 627-7155


                NOTICE OF THE 2002 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 23, 2002

To our shareholders:

     We cordially invite you to attend the annual meeting of our shareholders, which will be held in the Abilene Civic Center, 1100 North 6th Street, Abilene, Texas, at 10:30 a.m., Abilene time, on Tuesday, April 23, 2002, for the following purposes:

(1)      To elect 14 directors;

(2) To approve a proposal to adopt an incentive stock option plan for our key employees; and

(3) To act on such other business as may properly come before the annual meeting, or any adjournment thereof. Your board of directors is not aware of any other business to come before the meeting.

     Only shareholders of record at the close of business on March 15, 2002, are entitled to notice of and to vote at the annual meeting or any continuation of the meeting if it is adjourned.

     We have included, along with this notice and proxy statement, our 2001 annual report, which describes our activities during 2001 and contains our Form 10-K for the year ended December 31, 2001. The annual report does not form any part of the material for solicitation of proxies.

     We hope that you will be present at the annual meeting and the luncheon to be held immediately afterward. We respectfully urge you, whether or not you plan to attend the annual meeting, to sign, date and mail the enclosed proxy card in the envelope provided in order to eliminate any question of your vote being counted. You can revoke your proxy in writing at any time before the annual meeting, so long as your written request is received by our Corporate Secretary before your proxy is voted. Alternatively, if you submitted a proxy and attend the annual meeting in person, you may revoke the proxy and vote in person on all matters submitted at the annual meeting.


                                             By order of the Board of Directors,



                                             KENNETH T. MURPHY, Chairman

March 29, 2002

                        FIRST FINANCIAL BANKSHARES, INC.
                                 400 Pine Street
                              Abilene, Texas 79601
                                 (915) 627-7155

                                 PROXY STATEMENT

                       2002 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 23, 2002


                                  INTRODUCTION

     Your board of directors hereby solicits your proxy for use at the 2002 annual meeting of our shareholders and any continuation of this meeting if it is adjourned. The annual meeting will be held in the Abilene Civic Center, 1100 North 6th Street, Abilene, Texas, at 10:30 a.m., Abilene time, on Tuesday, April 23, 2002.

     Our principal executive office is located at 400 Pine Street, Abilene, Texas 79601. Our telephone number is (915) 627-7155.

     We mailed this proxy statement and the accompanying proxy card on March 26, 2002. The date of this proxy statement is March 29, 2002.

                              VOTING OF SECURITIES

Record Date

     Your board of directors has established the close of business on March 15, 2002, as the record date for determining the shareholders entitled to notice of, and to vote at, the annual meeting. On the record date, we had 12,345,224 shares of our common stock outstanding.

Quorum

     In order for any business to be conducted at the annual meeting, a quorum consisting of shareholders having voting rights with respect to a majority of our outstanding common stock on the record date must be present in person or by proxy. Shares that are represented at the annual meeting but abstain from voting on any or all matters and shares that are "broker non-votes" will be counted in determining whether a quorum is present at our annual meeting. A "broker non-vote" occurs when a broker or nominee votes on some matters on the proxy card but not others because he does not have authority to do so.

Required Vote

     The affirmative vote of a majority of the shares cast at the annual meeting is required to elect a nominee for director. Therefore, if you abstain from voting or withhold authority to vote in the election of a director, your abstention or withholding will have the effect of a vote against such director because the election requires the affirmative vote of a majority of the shares entitled to vote. To approve the proposal to adopt an incentive stock option plan for key employees of the Company and its subsidiaries the affirmative vote of a majority of votes cast with respect to this proposal is required. Abstentions will be included in determining the number of votes cast. Therefore, if you return your proxy card and expressly abstain from voting for this proposal, your abstention will have the effect of a vote against the proposal because the proposal requires the affirmative vote of a majority of votes cast. Broker non-votes will be treated as present with respect to each applicable proposal. But, because broker non-votes are not votes cast for, against, or as expressly abstained, they will have no effect on the outcome of any proposal.

Shareholder List

     A list of shareholders entitled to vote at the annual meeting, which will be arranged in alphabetical order and which will show each shareholder's address and the number of shares registered in his or her name, will be open to any shareholder to examine for any purpose related to the annual meeting. Any shareholder may examine this list during ordinary business hours commencing March 29, 2002, and continuing through the date of the annual meeting at our principal office, 400 Pine Street, Abilene, Texas 79601.

                    SOLICITATION AND REVOCABILITY OF PROXIES

Solicitation

     We will bear the expense to solicit proxies, which will include reimbursement of expenses incurred by brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials regarding the annual meeting to beneficial owners. Our officers may further solicit proxies from shareholders and other persons by telephone or oral communication. We will not pay these officers any extra compensation for participating in this solicitation.

Proxies and Revocation

     Each executed and returned proxy card will be voted according to the directions indicated on that proxy card. If no direction is indicated, the proxy will be voted according to the board of directors' recommendations, which are contained in this proxy statement. Your board of directors does not intend to present, and has no information that others will present, any business at the annual meeting that requires a vote on any other matter. If any other matter requiring a vote properly comes before the annual meeting, the proxies will be voted in the discretion of the proxyholders named on the proxy.

     Each shareholder giving a proxy has the power to revoke it at any time before the shares of our common stock it represents are voted. This revocation is effective upon receipt, at any time before the annual meeting is called to order, by our Corporate Secretary of either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date than the preceding proxy. Additionally, a shareholder may change or revoke a previously executed proxy by voting in person at the annual meeting.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

General

     Your board of directors currently consists of 15 directors. At the annual meeting, 14 directors are to be elected, each for a term of one year. Under our bylaws, an individual may not stand for election or reelection as a director upon attaining 72 years of age, unless he owns at least 1% of the outstanding shares of our common stock and is less than 75 years of age. While our bylaws fix the number of directors at a number not less than three nor more than 30, the board of directors has fixed the number of directors at 14. Although we do not contemplate that any of the nominees will be unable to serve, if such a situation arises before the annual meeting, the proxies will be voted to elect any substitute nominee or nominees designated by your board of directors.

Nominees

     The names and principal occupations of the nominees, together with the length of service as a director and the number of shares of our common stock beneficially owned by each of them on February 1, 2002, are as follows:


                                                                                      Shares of
                                       Years as                                      Bankshares       Percent
                                       Director    Principal Occupation             Beneficially     of Shares
Name                           Age        (1)      During Last Five Years               Owned       Outstanding
----                           ---        ---      ----------------------               -----       -----------
Joseph E. Canon                 60         6       Executive Director,                    6,987        0.06
                                                     Dodge Jones Foundation

Mac A. Coalson                  62         6       Real Estate and Ranching             132,587        1.07

David Copeland                  46         4       President, Shelton Family              6,401        0.05
                                                     Foundation

F. Scott Dueser                 49        11       See "Executive Officers" on          109,823(2)     0.89
                                                     page 4

Derrell E. Johnson              62         2       Senior Vice President, Kimley-        23,157        0.19
                                                     Horn and Associates, Inc.

Kade L. Matthews                44         4       Ranching and Investments              97,032        0.79

Raymond A. McDaniel, Jr.        68        10       Investments                           52,782        0.43

Bynum Miers                     65        10       Ranching                              28,902        0.23

Kenneth T. Murphy               64        31       See "Executive Officers" on          162,200(3)     1.31
                                                     page 4

James M. Parker                 71        30       President, Parker Properties,        443,778        3.59
                                                     Inc.

Jack D. Ramsey, M.D.            71         5       Physician                            121,521        0.98

Craig Smith                     60        12       Chairman, President and Chief         69,413(4)     0.56
                                                     Executive Officer, Hereford
                                                     State Bank*

Dian Graves Stai                62         9       Investments                           43,556        0.35

F. L. Stephens                  64         4       Retired Chairman and Chief            22,000        0.18
                                                     Executive Officer, Town &
                                                     Country Food Stores, Inc.

Shares beneficially owned by all executive officers and directors**                   1,339,577       10.85

*A bank subsidiary.

**See "Security Ownership of Certain Beneficial Owners and Management."


                                      -3-




(1) The years indicated are the approximate number of years each person has continuously served as a director, or, prior thereto, of First National Bank of Abilene, which became our wholly-owned subsidiary in April 1973, when all the then directors of First National Bank of Abilene became our directors.
(2) Includes 3,300 shares of our common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of February 1, 2002.
(3) Includes 3,857 shares of our common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of February 1, 2002.
(4) Includes 818 shares of our common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of February 1, 2002.


             THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
               VOTE "FOR" THE ELECTION OF EACH OF THESE NOMINEES.

Executive Officers

     Set forth below are our executive officers, and the shares of our common stock beneficially owned by each of them as of February 1, 2002:


                                                   Years                                    Shares of
                                                   Served                                   Bankshares     Percent of
                                                   in Such    Principal Occupation         Beneficially      Shares
Name                     Age   Office               Office    During Past 5 Years             Owned        Outstanding
----                     ---   ------               ------    -------------------             -----        -----------
Kenneth T. Murphy        64    Chairman            15 years   Chairman of Bankshares;         162,200          1.31
                                                              Chairman, President and
                                                              Chief Executive Officer
                                                              of Bankshares; Chairman,
                                                              First National Bank of
                                                              Abilene*

F. Scott Dueser          49    President and        1         President and Chief             109,823          0.89
                               Chief Executive                Executive Officer of
                               Officer                        Bankshares; Chairman,
                                                              First National Bank of
                                                              Abilene*; Chairman,
                                                              President and Chief
                                                              Executive Officer, First
                                                              National Bank of
                                                              Abilene*; Executive Vice
                                                              President of Bankshares

Curtis R. Harvey         56    Executive Vice      11 years   Executive Vice President         13,117 (1)      0.11
                               President and                  and Chief Financial
                               Chief Financial                Officer of Bankshares
                               Officer

Ronald E. Schneider      56    Executive Vice       3 years   Executive Vice President          6,321 (2)      0.05
                               President                      of Bankshares; Chairman,
                                                              President and Chief
                                                              Executive Officer, First
                                                              Financial Bank, National
                                                              Association*

*A bank subsidiary.
(1) Includes 1,630 shares of our common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of February 1, 2002.
(2) Includes 3,347 shares of our common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of February 1, 2002.


                                   MANAGEMENT

     Amounts and prices related to shares of our common stock have been adjusted to give effect to all stock splits and stock dividends.

Executive Compensation

     The following table provides individual compensation information on the chief executive officer and our four most highly compensated officers.

                           Summary Compensation Table


                                                                                       Long Term
                                                                                      Compensation
                                                                 Annual                 Awards
                                                               Compensation       ------------------------     All Other
                                                               ------------            Securities            Compensation
Name and Principal Position                          Year    Salary($) Bonus($)   Underlying Options(#)(1)       ($)(2)
---------------------------                          ----    ------------------   ------------------------      --------
Kenneth T. Murphy, Chairman of the Board
     First Financial Bankshares, Inc.                2001    332,000          -                -                17,729
                                                     2000    422,318      5,645            4,688                 20,897
                                                     1999    386,500     11,120                -                 19,695

F. Scott Dueser, President and Chief                 2001    310,000          -                -                 20,521
   Executive Officer                                 2000    252,642          -            3,125                 21,981
   First Financial Bankshares, Inc.                  1999    233,333          -                -                 20,801

Ronald E. Schneider, Chairman, President             2001    186,000          -                -                  4,297
   and Chief Executive Officer                       2000    175,508          -            1,875                 13,651
    First Financial Bank, National Association       1999    158,333          -                -                 19,129

Curtis R. Harvey, Executive Vice President           2001    167,000          -                -                 17,417
   and Chief Financial Officer                       2000    158,500          -            1,875                 19,412
    First Financial Bankshares, Inc.                 1999    151,000          -                -                 18,386

Craig Smith, Chairman, President                     2001    158,500          -                -                  3,381
   and Chief Executive Officer                       2000    155,000          -            1,000                  4,100
    Hereford State Bank                              1999    155,000          -                -                 18,497

(1)      Adjusted for stock splits and stock dividends.
(2)      Represents the contributions to our profit sharing plan.


     The following table sets forth certain information concerning options exercised during the last fiscal year by the named executive officers.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year End Option Values


                                                           Number of Securities            Value of Unexercised
                                                          Underlying Unexercised           In-the-Money Options
                              Shares                   Options at Fiscal Year End (#)     at Fiscal Year End ($)(1)
                           Acquired on       Value      ---------------------------      ---------------------------
Name                       Exercise (#)   Realized ($)  Exercisable   Unexercisable      Exercisable   Unexercisable
----                       ------------   ------------  -----------   -------------      -----------   -------------
Kenneth T. Murphy              4,311          $20,043           -          6,201                -          $44,846

F. Scott Dueser                    -                -         860          6,150          $13,072          $31,573

Ronald E. Schneider            1,292          $19,691       2,147          3,250          $32,634          $18,579

Curtis R. Harvey               1,875          $26,963         430          3,250           $6,536          $18,579

Craig Smith                      860          $12,814         412          1,619             $342           $9,814

(1)      Based upon the closing price per share of our common stock of $30.10 on December 31, 2001.


Compensation pursuant to Plans

General

     We have both a defined benefit pension plan and a profit sharing plan. An employee is eligible to become a participant in the pension plan and profit sharing plan on the January 1 coincident with or immediately following the date his employment begins. With our subsidiary banks, we adopted a flexible spending account benefit plan for all employees that became effective in 1988. First Financial Bank, National Association, Cleburne, adopted these plans effective in 1991. Stephenville Bank & Trust Co. adopted these plans effective in 1993. San Angelo National Bank adopted the pension and flexible spending account benefit plan effective in 1994 and profit sharing plan effective in 1995. Weatherford National Bank adopted these plans effective in 1996. First Financial Bank,
National Association, Southlake (formerly Texas National Bank) adopted all benefit plans effective in 1998. City National Bank adopted all benefit plans effective in 2001.

Profit Sharing Plan

     We, and each of our subsidiary banks that participates in the profit sharing plan, determine on an annual basis the contribution that it will make to the profit sharing plan from such employer's operating profits. Contributions under the profit sharing plan are administered by the administrative committee for the profit sharing, pension and flexible spending account benefit plans for the exclusive benefit of plan participants under the provisions of a trust agreement. Under the profit sharing plan, eligible employees may contribute between 1% and 5% of their eligible earnings, although contributions by employees are not required as a condition of participation. Each participating employer's annual contribution is allocated among the accounts of the active plan participants employed by such employer, in the ratio that each participant's compensation bears to the total compensation of all participants of such employer. Compensation is defined as the total amount paid to an employee during the year, including bonuses, commissions, overtime pay, and salary reductions under the flexible spending account benefit plan, but excluding reimbursed expenses, director fees, group insurance benefits and pension and profit sharing contributions. However, the Internal Revenue Service limits the compensation amount used to calculate a participant's benefit to a maximum of $170,000. Additionally, the annual addition amount (which is the aggregate of employer and employee contributions) that may be allocated to a participant is limited to $35,000.

     The profit sharing plan provides for benefits to vest (become nonforfeitable) in graduated percentages for the first six years of participation, with benefits being fully vested after seven years of credited service. Generally, an employee's benefit at normal retirement will be the contributions allocated to his account while a participant, increased by gains and decreased by losses from investments of the trust, and increased by any forfeitures allocated to his account. An employee is always fully vested with respect to any voluntary contributions he makes, and death or disability of a participant while employed by us or one of our participating subsidiary banks results in immediate full vesting with respect to employer contributions. If a participant terminates employment for any other reason, the total amount of his employee contribution account and the vested portion of his employer contribution account are distributed to him.

Pension Plan

     The pension plan requires annual contributions sufficient to provide the pension benefits accruing to employees under the pension plan. The annual benefit for a participant in the pension plan who retires on his normal retirement date is the accrued benefit (as defined in the pension plan) at December 31, 1988, plus 1.25% of average compensation multiplied by years of service from January 1, 1989. "Average compensation" is the average compensation during the 10 years immediately preceding the date of determination. Compensation means the total amount paid to an employee during the year including bonuses, commissions, and overtime pay, but excluding reimbursed expenses, director fees, group insurance benefits and pension and profit sharing contributions. There are provisions in the pension plan for early retirement with reduced benefits. There is no vesting of benefits until a participant has five or more years of credited service with participating employers. Full vesting (100%) occurs upon the completion of five years of credited service or upon reaching age 65 without regard to credited service.

     The pension plan is subject to the minimum funding requirements of the Employee Retirement Income Security Act of 1974, or ERISA. As of December 31, 2001, we believe there was no present funding deficiency. Our contributions to the pension plan, including those of our participating subsidiary banks, have been $491,681 in 1996; $557,915 in 1997; $589,238 in 1998; $621,030 in 1999;
$754,416 in 2000; and $739,092 in 2001.

     The following table illustrates estimated retirement benefits under the pension plan for persons in specified remuneration and years of service categories, which benefits are payable annually for life (but in no event less than 10 years). The benefits listed in the table below are not subject to any deduction for social security or other offset amounts. This table does not reflect any benefit that a participant may have accrued at December 31, 1988.

                               PENSION PLAN TABLE

                                                                             Years of Service
                                                         ----------------------------------------------------------
 Remuneration                                               15          20          25          30          35
 ------------                                            ----------  ----------  ----------  ----------  ----------
 $   25,000                                              $   4,688   $   6,250   $   7,813   $   9,375   $  10,938
     50,000                                                  9,375      12,500      15,625      18,750      21,875
     75,000                                                 14,063      18,750      23,438      28,125      32,813
    100,000                                                 18,750      25,000      31,250      37,500      43,750
    125,000                                                 23,438      31,250      39,063      46,875      54,688
    150,000                                                 28,125      37,500      46,875      56,250      65,625
    175,000                                                 32,813      43,750      54,688      65,625      76,563
    200,000                                                 37,500      50,000      62,500      75,000      87,500


     As of December 31, 2001, under the pension plan, Mr. Murphy was credited with 31 years of service, Mr. Dueser was credited with 25 years of service, Mr. Smith was credited with 32 years of service, Mr. Harvey was credited with 11 years of service, and Mr. Schneider was credited with 9 years of service. The covered compensation of each of these persons during 2001 was $170,000; $170,000; $158,500; $167,000; and $170,000, respectively.

Flexible Spending Account Benefit Plan

     Effective January 1, 1988, with our subsidiary banks we adopted a flexible spending account benefit plan. An employee is eligible to become a participant in this plan on the first day of the month following completion of two months of service. The flexible spending account benefit plan allows each participant to redirect a portion of his/her salary, before taxes, to pay certain medical and/or dependent care expenses.

Deferred Compensation Agreement

     In 1992, your board of directors approved a deferred compensation agreement, which was amended in 1995, between Mr. Murphy and us. We entered into this agreement in recognition of Mr. Murphy's contribution to our success and as an inducement to him to remain, subject to the discretion of your board of directors, in our employ. This agreement provides that, following his retirement in December 2002, or such later date as may be mutually agreed upon, we would pay him, or his beneficiary, the sum of $8,750 per month for a period of 84 months. The monthly amount is considered to be an appropriate level of supplemental income to partially offset Mr. Murphy's reduction in personal income following retirement and is based on an analysis of the difference in projected final year compensation and retirement compensation. The agreement also provides for 70% vesting at age 62, 80% vesting at age 63, and 90% vesting at age 64.

Executive Recognition Plan

     In April 1996, our outside directors, who constituted a majority of your board of directors, unanimously approved an executive recognition plan. This plan enables the outside directors of the executive committee of the board of directors, which functions as the compensation committee, to offer our key executive officers and those of our subsidiary banks an executive recognition agreement. Each of our named executive officers and the principal executive officers of certain of our subsidiary banks have entered into executive recognition agreements with us. Each executive recognition agreement provides severance benefits for each executive officer if, within two years following a change in control (as defined in the executive recognition agreements), his employment with us or our subsidiary bank is terminated by us or the subsidiary bank for any reason other than for cause (as defined in the executive recognition agreements) (except for terminations as a result of the officer's death, disability or retirement (as such terms are defined in the executive recognition agreements)) or by the executive officer for good reason (as defined in the executive recognition agreements). Such severance benefits provide that the executive officer will receive a payment equal to a certain percentage (as set forth in his executive recognition agreement) of his annual base salary immediately preceding the date of termination and, for two years following the date of termination, the continuation of all medical, life and disability benefit plans covering the officer at no cost to the officer. With respect to each of the named executive officers, the percentage of annual base salary to be received upon a change in control pursuant to his executive recognition agreement is as follows: 200% for Mr. Murphy, 200% for Mr. Dueser, 100% for Mr. Smith, 200% for Mr. Harvey, and 200% for Mr. Schneider. The total severance payment for the executive officer cannot, however, exceed the amount that would cause such payment to be deemed a "parachute payment" under Section 280G of the Internal Revenue Code.

     Each executive recognition agreement has a term of two years, beginning June 1, 2000. However, if a change in control occurs during the original term of the executive recognition agreements, then the executive recognition agreements will continue in effect for an additional period of two years following the change in control. Similarly, if a second change in control occurs within two years from the date of the first change in control, then the executive recognition agreements will continue in effect for a period of two years from the date of the second change in control.

Stock Option Plan

     At the 1992 annual meeting of shareholders, our 1992 incentive stock option plan was approved and adopted. The purposes of the stock option plan are to attract and retain key employees and to encourage employee performance by providing them with a proprietary interest in us through the granting of stock options. The maximum aggregate number of shares of our common stock that may be issued under the stock option plan is 351,986 subject to adjustment for stock dividends and similar events. The stock option plan is administered by our stock option committee. Only incentive stock options (as defined in the Internal Revenue Code) may be granted under the stock option plan. Incentive stock options granted under the stock option plan may be exercised solely by the grantee, or in the case of the grantee's death or incapacity, by the grantee's executors, administrators, guardians or other legal representatives and are not assignable or transferable by a grantee. There were 3,700 options granted subsidiary bank officers during 2001.

Meetings of the Board of Directors

     Your board of directors has four regularly scheduled meetings each year. Each of the directors attended at least 75% of the meetings of the board of directors and the committees of the board of directors on which such director served.

Committees of the Board of Directors

     Your board of directors has four committees. The functions and current members of each committee are as follows:

     Executive Committee. The executive committee acts for your board of directors between board meetings, except to the extent limited by our bylaws or Texas law. The current members are Messrs. Coalson, Dueser, McDaniel, Murphy, Parker and Ramsey. The executive committee also functions as a nominating committee with appropriate recommendations to the entire board of directors. Outside directors who serve on the executive committee also function as our compensation committee. The executive committee met five times during 2001 and, among other things, considered and took action on matters relating to its capacity as the compensation and nominating committee. In its capacity as nominating committee, the executive committee will consider director nominations from shareholders. There are no prescribed procedures that the shareholder must follow to nominate a director.

     Audit Committee. The audit committee reviews the scope and results of the annual audit by our independent accountants, and receives and reviews internal and external audit reports. Its members include Messrs. Coalson, Copeland, McDaniel, Miers and Worthington. During 2001, the audit committee met four times.

     Administrative Committee for the Profit Sharing, Pension and Flexible Spending Account Benefit Plans. This committee administers our profit sharing, pension and flexible spending account benefit plans. Current members include Messrs. Canon, Matthews, Parker and Stephens. During 2001, the committee met two times.

     Stock Option Committee. The stock option committee was created under our 1992 incentive stock option plan for key employees. Its current members include Mrs. Stai and Messrs. Johnson, Miers and Ramsey. The stock option committee met one time in 2001.

Director Compensation

     Directors who are our executive officers or employees receive no compensation as such for service as members of either the board of directors or committees thereof. Directors who are not our officers receive $1,500 for each board meeting attended. The directors who serve on committees and who are not our officers receive $1,000 for each committee meeting attended.

Compensation Committee Interlocks and Insider Participation

     No person who served as a member of the executive committee in its capacity as the compensation committee was, during 2001, an officer or employee of us or any of our subsidiary banks, or had any relationship requiring disclosure in this proxy statement. However, committee members Mac A. Coalson and Jack D. Ramsey obtained loans from subsidiary banks during 2001. The loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions on an arms-length basis and did not involve more than the normal risk of collectibility or present other unfavorable features to the subsidiary bank. None of our executive officers served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a member of the board of directors.

                        REPORT OF THE EXECUTIVE COMMITTEE
                  IN ITS CAPACITY AS THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

     During 2001, the executive compensation program was administered by Messrs. Coalson, McDaniel, Parker and Ramsey, the outside director members of the executive committee acting in the capacity of compensation committee. The executive compensation program consists of a base salary, profit sharing contributions, and incentive stock options. Mr. Murphy's compensation program includes a bonus plan which calls for Mr. Murphy to receive a cash bonus payable on or before each February 1 that equals 10% of the amount by which our net earnings for the year exceed a 10% increase over the prior year. Mr. Murphy did not earn a bonus in 2001. Effective January 1, 2001, Mr. Dueser assumed Chief
Executive Officer responsibilities and Mr. Murphy retained the title of Chairman. In setting Mr. Murphy's base salary effective January 1, 2001, the Compensation Committee considered Mr. Murphy's scope of responsibilities as Chairman and his planned role in the management succession plan. In setting Mr. Dueser's base salary effective January 1, 2001, the Compensation Committee considered:

o        the scope of the Chief Executive Officer's responsibilities;

o        base salary compared to SNL Financial's compensation survey;

o subjective evaluation of Mr. Dueser's contribution to the overall success of First Financial Bankshares; and

o        tenure with First Financial Bankshares.

     The annual base salaries for Messrs. Smith, Harvey and Schneider were adjusted effective January 1, 2001. Among other things, the committee considers the following factors when approving annual base salaries:

o        attainment of planned goals and objectives;

o scope of responsibility (asset size of subsidiary bank and/or degree of influence on our profitability and operations);

o        tenure with First Financial Bankshares;

o        evaluation input from subsidiary bank directors; and

o relationship of base salary to the base salaries of other members of the executive officer group.

     Section 162(m) of the Internal Revenue Code generally limits the annual corporate tax deduction for compensation paid to the chief executive officer and the four other most highly compensated executive officers unless the compensation is performance-based. One condition to qualify compensation as performance-based is to establish the amount of the award on an objective formula that precludes any discretion. The compensation committee continues to review the impact of this tax provision on our incentive plans and has determined that Section 162(m) is currently inapplicable because no named executive officer receives compensation in excess of $1 million.

EXECUTIVE COMMITTEE IN ITS CAPACITY AS THE COMPENSATION COMMITTEE

Mac A. Coalson
Raymond A. McDaniel, Jr.
James M. Parker
Jack D. Ramsey, M.D.

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees our financial reporting process on behalf of your board of directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls. In fulfilling its oversight responsibilities, the Committee, which is composed of independent directors in compliance with Rule 4200 of the National Association of Securities Dealers' listing standards, reviewed the audited financial statements in the Annual Report with management. The Committee also discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee does not include employees of our Company, and may not be, nor may they represent themselves as experts in the field of accounting or auditing.

     The Committee reviewed with Arthur Andersen LLP, our independent auditors for 2001, who were responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters required by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors' independence. The Audit Committee has received the written disclosures and the letter from our independent auditors required by Independent Standards Board Standard No. 1 concerning the independence of the independent auditors.

     The Committee discussed with our independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Committee held four such meetings during the year ended December 31, 2001.

     The Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles. The Committee's oversight does not provide it with an independent basis to determine that management has in fact maintained appropriate accounting and financial reporting principles or policies. Furthermore, the Committee's considerations and discussions with management and the independent auditors do not ensure that our Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that our Company's independent accountants are in fact independent.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the executive committee of the board of directors that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission. Acting on behalf of the board of directors, the executive committee approved the Audit Committee's recommendation. Your board of directors has adopted a charter for the Audit Committee, a copy of which was filed as an exhibit to our definitive proxy statement filed with the Securities and Exchange Commission on March 29, 2001.

                                                      AUDIT COMMITTEE


                                                      Mac A. Coalson
                                                      David Copeland
                                                      Raymond A. McDaniel, Jr.
                                                      Bynum Miers
                                                      Walter F. Worthington

                                PERFORMANCE GRAPH

     The following performance graph compares cumulative total shareholder return for our common stock, the S&P 500 Index, and the SNL Banks Index, which is a banking index prepared by SNL Financial and is comprised of banks with $1 billion to $5 billion in total assets, for a five-year period (December 31, 1996 to December 31, 2001). The performance graph assumes $100 invested in our common stock at its closing price on December 31, 1996, and in each of the S&P 500 Index and the SNL Banks Index on the same date. The performance graph also assumes the reinvestment of all dividends. The dates on the performance graph represent the last trading day of each year indicated. The amounts noted on the performance graph have been adjusted to give effect to all stock splits and stock dividends.

                           Corporate Performance Chart

                                [OBJECT OMITTED]


                                                                     Period Ending
                                             ------------------------------------------------------------------
Index                                        12/31/96   12/31/97    12/31/98   12/31/99    12/31/00   12/31/01
---------------------------------------------------------------------------------------------------------------
First Financial Bankshares, Inc.               100.00     137.59      127.07     115.69      123.63     154.07
S&P 500                                        100.00     133.37      171.44     207.52      188.62     166.22
SNL $1B-$5B Bank Index                         100.00     166.77      166.38     152.91      173.52     210.83


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of February 1, 2002, we were not aware of any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who is the beneficial owner of more than 5% of our common stock. However, as of February 1, 2002, First National Bank of Abilene, First National Bank, Sweetwater, and Stephenville Bank & Trust Co. held of record in various fiduciary capacities an aggregate of 2,151,677 shares of our common stock. Of the total shares held: (i) First National Bank of Abilene had sole power to vote 921,544 shares (7.47%), shared with others the power to vote 531,807 shares (4.31%) and had no authority to vote 487,427 shares (3.95%); (ii) First National Bank, Sweetwater, had sole power to vote 157,769 shares (1.28%), shared with others the power to vote 2,717 shares (.01%), and no authority to vote 44,899 (.36%); and (iii) Stephenville Bank & Trust Co. had no authority to vote its 5,514 shares (.05%). All the shares held by each subsidiary bank, which are registered in its name as fiduciary or in the name of its nominee, are owned by many different accounts, each of which is governed by a separate instrument that sets forth the powers of the fiduciary with regard to the securities held in such accounts. The board of directors historically has not attempted to, and does not intend to attempt to in the future, exercise any power to vote such shares. See "Proposal 1--Election of Directors--Nominees" and "--Executive Officers" for information with respect to the beneficial ownership of our common stock by each director nominee and named executive officer as of February 1, 2002. In the aggregate, all director nominees and executive officers as a group (16 individuals) beneficially owned 1,339,577 shares of our common stock, or 10.85%, as of February 1, 2002.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission initial reports of our common stock ownership and reports of changes in such ownership. A reporting person must file a Form 3, Initial Statement of Beneficial Ownership of Securities, within 10 days after such person becomes a reporting person. A reporting person must file a Form 4, Statement of Changes of Beneficial Ownership of Securities, within 10 days after any month in which such person's beneficial ownership of securities changes, except for certain changes exempt from the reporting requirements of Form 4.
Such exempt changes include stock options granted under a plan qualifying pursuant to Rule 16b-3 under the Exchange Act. A reporting person must file a Form 5, Annual Statement of Beneficial Ownership of Securities, within 45 days after the end of the issuer's fiscal year to report any changes in ownership during such year not reported on a Form 4, including changes exempt from the reporting requirements of Form 4.

     The Securities and Exchange Commission's rules require our reporting persons to furnish us with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to us, we believe that the reporting persons have complied with all applicable Section 16(a) filing requirements for 2001 on a timely basis.

                                   PROPOSAL 2
          APPROVAL OF ADOPTION OF THE 2002 INCENTIVE STOCK OPTION PLAN

     The board of directors at a meeting held on January 22, 2002, adopted, subject to shareholder approval, the First Financial Bankshares, Inc. 2002 Incentive Stock Option Plan (the "Plan"). The complete text of the Plan is set forth in Appendix A. The purposes of the Plan are to attract and retain key employees and to encourage employee performance by providing them with a proprietary interest in our company through the granting of stock options. Our employees and the employees of our subsidiaries are eligible to participate in the Plan. The Plan provides for the granting of incentive stock options and stock appreciation rights which are intended to qualify for special tax treatment under Section 422 of the Federal Internal Revenue Code.

      YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF
               ADOPTION OF THE 2002 INCENTIVE STOCK OPTION PLAN.

                             INDEPENDENT ACCOUNTANTS

     General. Arthur Andersen LLP served as our independent accountants since 1990. On March 25, 2002, we determined not to renew the engagement of Arthur Andersen effective immediately. The decision not to renew the engagement of Arthur Andersen was made by the executive committee of our board of directors, acting on behalf of the board of directors and following the recommendation of our Audit Committee.

     During the two most recent fiscal years ended December 31, 2001, and the subsequent interim period through March 25, 2002, there were no disagreements between us and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Arthur Andersen's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

     None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years and the subsequent interim period through March 25, 2002.

     The audit reports of Arthur Andersen on the consolidated financial statements of the Company and its subsidiaries as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     As of the date of mailing of this proxy statement, we have not selected independent auditors for the fiscal year ending December 31, 2002. We are in the process of interviewing and evaluating other accounting firms to replace Arthur Andersen. In past years, it has been our practice to submit our selection of independent accountants for shareholder ratification at annual meetings. Because we have not yet identified a replacement for Arthur Andersen, we are not submitting for shareholder ratification the selection of our outside auditors for 2002.

     Audit Fees. For the 2001 audit services performed by Arthur Andersen, audit fees totaled $228,500, which included $23,000 for quarterly reviews and $9,500 for FDIC Improvement Act procedures and reports.

     All Other Fees. Arthur Andersen did not provide any non-audit services during 2001 and therefore no fees for such services were billed to us.

                        INTEREST IN CERTAIN TRANSACTIONS

     As has been true in the past, some of our officers and directors, members of their families, and other businesses with which they are affiliated, are or have been customers of one or more of our subsidiary banks. As customers, they have entered into transactions in the ordinary course of business with such banks, including borrowings, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions on an arms-length basis and did not involve more than a normal risk of collectibility or present any other unfavorable features to the subsidiary banks involved. None of the transactions involving our subsidiary banks and our officers and directors, or other businesses with which they may be affiliated, have been classified or disclosed as nonaccrual, past due, restructured or potential problems.

                           INCORPORATION BY REFERENCE

     With respect to any future filings with the Securities and Exchange Commission into which this proxy statement is incorporated by reference, the material under the headings "Executive Committee Report on Executive Compensation," "Report of the Audit Committee" and "Performance Graph" shall not be incorporated into such future filings.

                           FORWARD-LOOKING STATEMENTS

     This proxy statement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this proxy statement, words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project," and similar expressions, as they relate to us or our management, identify forward-looking statements. These forward-looking statements are based on information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to general economic conditions, actions taken by the Federal Reserve Board, legislative and regulatory actions and reforms, competition from other financial institutions and financial holding companies, fluctuation in interest rates, changes in the demand for loans, fluctuations in value of collateral and loan reserves and other factors described in "PART II, Item 7 -- Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-K for the year ended December 31, 2001. Such statements reflect the current views of our management with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph.



              SHAREHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

     To be considered for inclusion in our proxy statement for the 2003 annual meeting, shareholder proposals must be received at our principal executive offices no later than December 1, 2002. Under Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, if any shareholder proposal intended to be presented at the 2003 annual meeting without inclusion in our proxy statement for this meeting is received at our principal executive offices after February 14, 2003, then a proxy will have the ability to confer discretionary authority to vote on this proposal.

                                        By Order of the Board of Directors,



                                        KENNETH T. MURPHY, Chairman

March 29, 2002

                                   APPENDIX A


                        FIRST FINANCIAL BANKSHARES, INC.
                        2002 INCENTIVE STOCK OPTION PLAN


1. Purpose.

     The purpose of the Plan is to attract and retain employees to First Financial Bankshares, Inc., a Texas corporation (the "Corporation"), and to its Subsidiaries (hereafter defined) and to provide such persons and employees of the Corporation and its Subsidiaries with a proprietary interest in the Corporation through the granting of Stock Options and related Stock Appreciation Rights that will

         (a)      increase the interest of the employees in the Corporation's welfare;

         (b)      furnish an incentive to the employees to continue their
                    services for the Corporation; and

         (c)      provide a means through which the Corporation may attract
                    able persons to enter its employ.

2. Definitions.

     For the purpose of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

         (a)      "Board" means the board of directors of the Corporation.

         (b) "Change in Control" means the occurrence of any of the following events: (i) there shall be consummated (x) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's Common
                  Stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation), in one transaction or a series of related transactions, of all, or substantially all, of the assets of the Corporation, (ii) the stockholders of the Corporation approve any plan or proposal for the liquidation or dissolution of the Corporation, (iii) any "person" (as such term is defined in Section 3(a)(9) or Section 13(d)(3) under the 1934 Act or any "group" (as such term is used in Rule 13d-5 promulgated under the 1934 Act), other than the Corporation or any successor of the Corporation or any Subsidiary of the Corporation or any employee benefit plan of the Corporation or any Subsidiary (including such plan's trustee), becomes a beneficial owner for purposes of Rule 13d-3 promulgated under the 1934 Act, directly or indirectly, of securities of the Corporation representing 50.1% or more of the Corporation's then outstanding securities having the right to vote in the election of directors, or
                  (iv) during any period of two consecutive years, individuals who, at the beginning of such period constituted the entire Board, cease for any reason (other than death) to constitute a majority of the directors, unless the election, or the nomination for election, by the Corporation's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         (c)      "Code" means the Internal Revenue Code of 1986, as amended.

         (d) "Common Stock" means the common stock which the Corporation is currently authorized to issue or may in the future be authorized to issue.

         (e) "Corporation" means First Financial Bankshares, Inc., a Texas corporation.

         (f) "Date of Grant" means the effective date on which a Stock Option or related Stock Appreciation Right is awarded to an employee or director as set forth in the stock option agreement.

         (g) "1934 Act" means the Securities Exchange Act of 1934, as amended.

         (h) "Option Period" means the period during which a Stock Option or related Stock Appreciation Right may be exercised.

         (i) "Participant" means any employee of the Corporation or a Subsidiary who is, or who is proposed to be, a recipient of a Stock Option or related Stock Appreciation Right.

         (j) "Plan" means this Incentive Stock Option Plan as amended from time to time.

         (k) "Stock Appreciation Right" means a right to receive cash equal to the excess fair market value of the Common Stock granted to a Participant under this Plan.

         (1) "Stock Option" means an option to purchase Common Stock of the Corporation granted to a Participant under this Plan and which is intended to qualify as an incentive stock option under
                  Section 422 of the Code.

         (m) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Corporation if, at the time of the granting of the Stock Option or related Stock Appreciation Right, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and "Subsidiaries" means more than one of any such corporations.

3. Administration.

     Subject to the terms of this Section 3, the Plan shall be administered by the Stock Option Committee (the "Committee") of the Board which shall consist of at least three outside directors. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. Each member of the Committee, at the time of his appointment to the Committee and while he is a member thereof, must be a "non-employee director", as defined in revised Rule 16b-3 promulgated under the 1934 Act or any predecessor provision thereto, as applicable.

     The Committee shall select one of its members to act as its Chairman, and shall make such rules and regulations for its operation as it deems appropriate. A majority of the Committee shall constitute a quorum and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee. Subject to the terms hereof, the Committee shall designate from time to time the key employees to whom Stock Options or Stock Appreciation Rights will be granted, interpret the Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and, subject to the terms of the Plan, take such other action as it deems necessary or advisable. In this regard, the Committee shall consider and give appropriate weight to input from representatives of management of the Corporation regarding the contributions or potential contributions to the Corporation of certain of the employees or potential employees of the Corporation. Except as provided below, any interpretation, determination or other action made or taken by the Committee shall be final, binding and conclusive on all interested parties, including the Corporation and all Participants.

4. Eligibility.

     Any employee of the Corporation or its Subsidiaries whose judgment, initiative and efforts contributed or may be expected to contribute to a successful performance of the Corporation is eligible to participate in the Plan. Non-employee directors shall not be eligible to receive Stock Options under the Plan.

5. Shares Subject to Plan.

     The Board may not grant Stock Options or related Stock Appreciation Rights under the Plan for more than 500,000 shares of Common Stock of the Corporation (as may be adjusted in accordance with Section 22 hereof). Shares to be optioned and sold may be made available from either authorized but unissued Common Stock or Common Stock held by the Corporation in its treasury. Shares that by reason of the expiration of a Stock Option or otherwise are no longer subject to purchase pursuant to a Stock Option granted under the Plan may be reoffered under the Plan.

6. Stock Ownership Limitation for Options.

     No Stock Option may be granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Corporation or its Subsidiaries. This limitation will not apply if the Stock Option price is at least 110% of the fair market value of the Common Stock on the Date of Grant and such Stock Option by its terms is not exercisable after the expiration of five
(5) years from the Date of Grant.

7. Annual Limit on Grant and Exercise of Options.

     Stock Options shall not be granted to any individual pursuant to the Plan, the effect of which would be to permit such person to first exercise Stock Options, in any calendar year, for the purchase of Common Stock of the Corporation having a fair market value in excess of $100,000 (determined at the time of the grant of the Stock Options in the manner described in Section 10, below). A Participant hereunder may exercise Stock Options for the purchase of Common Stock of the Corporation valued in excess of $100,000 (determined at the time of grant of the Stock Options in the manner described in Section 10, above) in a calendar year, but only if the right to exercise such options shall have first become available in prior calendar years.

8. Allotment of Shares.

     The Committee shall determine the number of shares of Common Stock to be offered from time to time by grant of Stock Options or Stock Appreciation Rights to Participants under the Plan. The grant of a Stock Option or Stock Appreciation Right to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, participation in any other grant of Stock Options or Stock Appreciation Rights under the Plan.

9. Grant of Options and Stock Appreciation Rights.

     The grant of Stock Options or related Stock Appreciation Rights shall be evidenced by stock option agreements setting forth such terms and provisions as are approved by the Committee, but not inconsistent with the Plan including provisions that may be necessary to assure that the Stock Option is an incentive stock option under the Code. The Corporation shall execute stock option agreements with the Participants after approval of the issuance of Stock Options or Stock Appreciation Rights. The Board may grant Stock Options or Stock Appreciation Rights under the Plan prior to the time of stockholder approval as required under Section 29 hereof.

10. Option Price.

     The option price for each Stock Option shall not be less than 100% of the fair market value per share of the Common Stock on the Date of Grant. The Committee shall determine the fair market value of the Common Stock on the Date of Grant and shall set forth the determination in its minutes, using any reasonable valuation method.

11. Option Period for Options and Stock Appreciation Rights.

     The Option Period for each Stock Option and Stock Appreciation Right will begin and terminate on the dates specified by the Committee, but may not terminate later than ten years from the Date of Grant. No Stock Option or Stock Appreciation Right granted under the Plan may be exercised at any time after its term. The Committee may provide for exercise of Stock Options or Stock Appreciation Rights immediately or in installments and upon such other terms, conditions and restrictions as it may determine, including granting the Corporation the right to repurchase shares issued upon exercise of options.

12. Payment of Option Price.

     Full payment for shares purchased upon exercise of a Stock Option shall be made in cash, or at the option of the Committee by the Participant's delivery to the Corporation of previously-acquired shares of Common Stock which have a fair market value equal to the option price, or in any combination of cash and shares of Common Stock having an aggregate fair market value equal to the option price. In the event the Committee determines to permit a Participant to purchase shares pursuant to the exercise of an option hereunder with previously-acquired shares, the Committee may permit the Participant to use shares which he either purchased in the open market or acquired upon the exercise of options under the Plan or any other stock option plan of the Company, including options for which the purchase price was paid, in full or in part, with previously-acquired shares.

     No shares may be issued until full payment of the purchase price therefor has been made, and a Participant will have none of the rights of a stockholder until shares are issued to him.

  13. Exercise of Option and Stock Appreciation Rights.

     Each Stock Option and any Stock Appreciation Right granted under the Plan may be exercised during the Option Period, at such times and in such amounts, in accordance with the terms and conditions and subject to such restrictions as are set forth in the applicable stock option agreements; except that no Stock Option or Stock Appreciation Right granted hereunder to a Participant shall be exercisable while there is outstanding any Stock Option or Stock Appreciation Right previously granted to a Participant. Except as provided in Section 16 below, no Stock Option or Stock Appreciation Right may be exercised at any time unless the Participant is employed by the Corporation or a Subsidiary and has continuously remained an employee at all times since the Date of Grant. If the Committee imposes conditions upon exercise, then subsequent to the Date of Grant the Committee may, also in its sole discretion, accelerate the date on which all or any portion of the Stock Options or related Stock Appreciation Rights may be exercised. In no event may a Stock Option be exercised or shares be issued pursuant to an option if any necessary listing of the shares on a stock exchange or any registration under state or federal securities laws required under the circumstances has not been accomplished.

14. Stock Appreciation Rights.

     Any Stock Option granted under the Plan may, in the discretion of the Committee, include a Stock Appreciation Right. Each Stock Appreciation Right shall be related to a specific Stock Option granted under the Plan, shall be granted concurrently with the Stock Option to which it relates and shall not be exercisable to any greater extent than the related Stock Option is exercisable.

     A Stock Appreciation Right shall entitle the Participant at his election to surrender to the Corporation the Stock Option, or portion thereof, as the Participant shall choose, and to receive from the Corporation in exchange therefor cash in an amount equal to the excess (if any) of the fair market value (as of the date of the exercise of the Stock Appreciation Right) of one share over the purchase price per share specified in such Stock Option, multiplied by the total number of shares called for by the Stock Option, or portion thereof, which is so surrendered. In the discretion of the Committee, the Corporation shall be entitled to elect instead to settle its obligation arising out of the exercise of a Stock Appreciation Right, by the distribution of that number of shares of Common Stock having an aggregate fair market value (as of the date of the exercise of the Stock Appreciation Right) equal to the amount of cash it would otherwise be obligated to pay, with a cash settlement to be made for any fractional share interests, or the Corporation may elect to settle such obligations in part with stock and in part with cash.

     The right of Participant to exercise a Stock Appreciation Right shall be canceled if and to the extent the related Stock Option is exercised. The right of a Participant to exercise a Stock Option shall be canceled if and to the extent that shares covered by such Stock Option are used to calculate cash or shares received upon exercise of a related Stock Appreciation Right.

     The fair market value of Common Stock on the date of exercise of a Stock Appreciation Right shall be determined as of such exercise date in the same manner as the fair market value of Common Stock on the Date of Grant of Stock is determined for purposes of Section 10 hereof.

15. Agreement to Serve.

     Each Participant granted a Stock Option hereunder shall, as one of the terms of the grant, as reflected in the stock option agreement, agree that he will remain in the service of the Corporation or of one of its Subsidiaries for a period of at least two years from the Date of Grant. Notwithstanding the preceding sentence, the Committee may shorten the two year continuous service requirement and provide in the applicable stock option agreement that the Stock Option may be exercised at the normal retirement date as prescribed from time to time by the Corporation or, if applicable, by one of its Subsidiaries. Such service shall (subject to the provisions of Section 16 hereof and to the terms of any contract between the Corporation or any such Subsidiary and such employee) be at the pleasure of the Board and at such compensation as the Board or any committee thereof shall determine from time to time. Any termination of such Participant's service during such period that is either (i) by the Corporation or such Subsidiary for cause, or (ii) voluntary on the part of the individual and without the written consent of the Corporation or such Subsidiary shall be deemed a violation by the Participant of such agreement. In the event of such violation, any Stock Option or Stock Appreciation Rights held by the Participant under the Plan, to the extent not theretofore exercised, shall terminate. Termination of employment as a result of (i) retirement at the normal retirement date as prescribed from time to time by the Corporation or such Subsidiary, or (ii) disability which shall be deemed to be a termination of employment with consent.

16. Termination of Employment of Service.

     In the event a Participant shall cease to be employed by the Corporation or a Subsidiary, for any reason other than death, such Participant's Stock Options or related Stock Appreciation Rights may be exercised by the Participant for a period of three (3) months after the Participant's termination of employment or service, as the case may be, or until expiration of the applicable Option Period (if sooner) to the extent of the shares with respect to which such Stock Options or related Stock Appreciation Rights could have been exercised by the
Participant on the date of termination, and thereafter to the extent not so exercised, such Stock Options or related Stock Appreciation Rights shall terminate. In the event of death while employed, all Stock Options or related Stock Appreciation Rights outstanding shall be exercisable for a period of twelve (12) months after the Participant's death or until expiration of the applicable Option Period (if sooner) to the extent of the shares with respect to which the Stock Option or related Stock Appreciation Rights could have been exercised by the Participant on the date of the Participant's death, and such Stock Option or related Stock Appreciation Rights may only be exercised by the personal representative of the Participant's estate, or by the person who acquired the right to exercise the Stock Option or related Stock Appreciation Rights by bequest or inheritance or by reason of the Participant's death.

17. Disqualifying Disposition.

     If stock acquired upon exercise of a Stock Option is disposed of by a Participant prior to the expiration of either two years from the Date of Grant of such option or one year from the transfer of shares to the Participant pursuant to the exercise of such option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Corporation in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other option granted under the Plan as an incentive stock option within the meaning of the Section 422 of the Code.

18. Non-Assignability.

     A Stock Option or a related Stock Appreciation Right granted to a Participant may not be transferred or assigned, other than (i) by will or the laws of descent and distribution or (ii) pursuant to the terms of a qualified domestic relations order (as defined in Section 411(a)(13) of the Code or Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended) provided that in the case of a Stock Option, such transfer or assignment may occur only to the extent it will not result in disqualifying such option as an incentive stock option under Section 422 of the Code, or any other successor provision. Subject to the foregoing, during a Participant's lifetime, Stock Options granted to a Participant may be exercised only by the Participant or, subject to the terms hereof, by the Participant's guardian or legal representative.

19. Amendment or Discontinuance.

     The Board may, without the consent of the Participants, alter, amend, revise, suspend or discontinue the Plan without obtaining approval of the Corporation's shareholders, provided such action shall not (i) increase the benefits accruing to Participants under the Plan, (ii) increase the number of securities which may be issued under the Plan, or (iii) modify the requirements as to eligibility for Participation in the Plan. Subject to the foregoing limitations, the Board may amend the Plan or modify the agreements evidencing same in order to comply with any exemption from the operation of Section 16(b) of the 1934 Act.

20. Effect of the Plan.

     Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any officer or employee any right to be granted a Stock Option to purchase Common Stock of the Corporation or any other rights except as may be evidenced by a stock option agreement, or any amendment thereto, duly authorized by the Board and executed on behalf of the Corporation and then only to the extent and upon the terms and conditions expressly set forth therein.

21. Term.

     Unless sooner terminated by action of the Board, the Plan will terminate on January 21, 2112, but Stock Options and Stock Appreciation Rights granted before that date will continue to be effective in accordance with their terms and conditions.

 22. Recapitalization, Merger and Consolidation.

         (a) The existence of this Plan and Stock Options and Stock Appreciation Rights granted hereunder shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common
                  Stock or the rights thereof (or any rights, options or warrants to purchase same), or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         (b) The number of shares of Common Stock available under the Plan described in Section 5, the number of shares of Common Stock that may be purchased pursuant to Stock Options granted under the Plan, and the consideration payable per share upon exercise may be proportionately adjusted by the Board, in its sole discretion, for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decease in such shares, effected without receipt of consideration by the Corporation; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated for the purposes of such adjustment.

         (c) Subject to any required action by the stockholders, if the Corporation shall be the surviving or resulting corporation in any merger or consolidation, any Stock Option and related Stock Appreciation Rights granted hereunder shall pertain to and apply to the securities or rights (including cash, property or assets) to which a holder of the number of shares of Common Stock subject to the Stock Option and related Stock Appreciation Rights would have been entitled.

         (d) In the event of any merger or consolidation pursuant to which the Corporation is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of such outstanding Stock Options and related Stock Appreciation Rights, that number of shares of each class of stock or other securities or that amount of cash, property or assets of the surviving or consolidated company which were distributed or distributable to the stockholder of the Corporation in respect to each share of Common Stock held by them, such outstanding Stock Options and related Stock Appreciation Rights to be thereafter exercisable for such stock, securities, cash or property in accordance with their terms. Notwithstanding the foregoing, however, all such Stock Options and related Stock Appreciation Rights may be canceled by the Corporation as of the effective date of any such reorganization, merger or consolidation or of any dissolution or liquidation of the Corporation by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the purchase during the thirty (30) day period next preceding such effective date of all of the shares subject to such outstanding Stock Options and related Stock Appreciation Rights.

         (e) In the event that either sufficient shares of the Corporation's Common Stock are purchased, or any tender, exchange or similar offer is commenced which would, if successful (i) result in any of the events described in subsections 22(c) and (d), (ii) materially alter the structure or business of the Corporation, or (iii) result in a Change in Control of the Corporation, then, notwithstanding any other provision in the Plan to the contrary, all unmatured installments of Stock Options and related Stock Appreciation Rights outstanding shall thereupon automatically be accelerated and exercisable in full. The determination of the Board that any of the foregoing conditions has been met shall be binding and conclusive on all parties.

         (f) Except as hereinbefore expressly provided, the issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to Stock Options or Stock Appreciation Rights granted pursuant to this Plan.

         (g) Upon the occurrence of each event requiring an adjustment of the exercise price or the number of shares purchasable pursuant to Stock Options or Stock Appreciation Rights granted pursuant to the terms of this Plan, the Corporation shall mail forthwith to each Participant a copy of its computation of such adjustment.

23. Liquidation or Dissolution.

     In case the Corporation shall, at any time while any Stock Option or Stock Appreciation Rights under this Plan shall be in force and remain unexpired, (i) sell all or substantially all its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant may thereafter receive upon exercise hereof (in lieu of each share of Common Stock of the Corporation which such Participant would have been entitled to receive) the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Corporation. If the Corporation shall, at any time prior to the expiration of any Stock Option, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) then in such event the exercise prices then in effect with respect to each Stock Option shall be reduced, on the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the Corporation's Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution.

 24. Options in Substitution for Stock Options Granted by Other Corporations.

     Stock Options and related Stock Appreciation Rights may be granted under the Plan from time to time in substitution for such options held by employees of a corporation who become or are about to become employees of the Corporation or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Corporation or a Subsidiary or the acquisition by either of the foregoing of stock of the employing corporation as the result of which it becomes a Subsidiary. The terms and conditions of the subsided Stock Options and related Stock Appreciation Rights so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

25. Investment Intent.

     The Corporation may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Stock Options granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

26. No Right to Continue Employment.

     Nothing in the Plan or the grant of any Stock Option and related Stock Appreciation Rights confers upon any employee the right to continue in the employ of the Corporation or interferes with or restricts in any way the right of the Corporation to discharge any employee at any time (subject to any contract rights of such employee).

27. Indemnification of Board and Committee.

     No member of the Board or the Committee, nor any officer or employee of the Corporation acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Corporation acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Corporation in respect of any such action, determination or interpretation.


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


28. Government Regulations.

     Notwithstanding any of the provisions hereof, or of any written agreements evidencing Stock Options or Stock Appreciation Rights granted hereunder, the obligation of the Corporation to sell and deliver shares shall be subject to all applicable laws, rules and regulations and to such approvals by any government agencies or national securities exchanges as may be required. The employee shall agree not to exercise any Stock Option or Stock Appreciation Right, and the Corporation shall not be obligated to issue any shares, if the exercise thereof or if the issuance of shares shall constitute a violation by the employee or the Corporation of any provision of any law or regulation of any governmental authority.

29. Stockholder Approval.

     The Plan will be submitted to the common stockholders of the Corporation at the next annual meeting of the stockholders, for approval by the holders of a majority of the outstanding shares of Common Stock of the Corporation. If the Plan is not approved by the holders of a majority of the outstanding shares of Common Stock of the Corporation by June 30, 2002, then the Plan shall terminate and any options granted hereunder shall be void and of no further force or effect.


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